Exhibit 35.1
                  SERVICER COMPLIANCE STATEMENT (Item 1123)

                             GMAC Mortgage, LLC

        GMACM Home Equity Loan Trust 2007-HE1 (the "Issuing Entity")

The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the "Servicer") pursuant to the Servicing Agreement, dated as of March 29, 2007 (as amended from time to time, the "Agreement"), among GMAC Mortgage, LLC, as servicer, GMACM Home Equity Loan Trust 2007-HE1, as issuer, and The Bank of New York Trust Company, N.A., as indenture trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March 2008.

By:   /s/ Anthony N. Renzi
      Name: Anthony N. Renzi
      Title:Executive Vice President